UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: November 18, 2015

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 19, 2015, NovaBay Pharmaceuticals, Inc. (the “Company”) issued a press release announcing: (i) its restructuring to focus on Avenova commercialization; (ii) the resignation of Dr. Ramin “Ron” Najafi as President and CEO of the Company; (iii) the Board of Directors’ (the “Board”) appointment of Mark M. Sieczkarek, the Chairman of the Board, as interim President and CEO; (iv) its results of operations for the quarter and nine months ended September 30, 2015; and (v) additional details regarding its financial condition. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is considered to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that Section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On November 18, 2015, Dr. Najafi notified the Board of the Company of his intent to resign as President, CEO and a director of the Company. Dr. Najafi’s resignation was effective on November 18, 2015 at the close of business, Pacific Time (the “Separation Date”). In connection with his resignation, the Company and Dr. Najafi entered into a Separation Agreement (the “Separation Agreement”). Further detail regarding such Separation Agreement is provided in paragraph (e) below.

(c)           On November 18, 2015, the Board of the Company appointed Mr. Sieczkarek to serve as the Company’s interim President and CEO, effective upon Dr. Najafi’s resignation.

Mr. Sieczkarek, age 60, joined the Company’s Board in January 2014 and was appointed Chairman of the Board in April 2015. Previously, he was elected Chairman of the Board of Solta Medical, Inc. in June 2013, and in August 2013 was named interim President and CEO, positions he served in until Solta Medical was acquired by Valeant Pharmaceuticals, Inc. in January 2014. From 2003 to 2011, he was President and CEO of Conceptus, Inc., where he oversaw the successful commercial launch of the Essure® permanent birth control device.

Mr. Sieczkarek’s compensatory arrangement with the Company as a result of his appointment as interim President and CEO is currently being negotiated and will be disclosed when finalized and approved by the Board.

Upon the effective date of his appointment as interim President and CEO, Mr. Sieczkarek will also be entitled to participate in certain Company-sponsored benefits, such as health insurance plans; provided, that he meets the respective plan eligibility requirements. Mr. Sieczkarek will continue to vest in the equity awards previously granted to him in connection with his service as a director, and he will remain the Board’s Chairman, but he will no longer serve as either a member or Chair of its Compensation Committee (the “Committee”). In his place, the Board appointed Board member Dr. T. Alex McPherson to the Committee and elevated current Committee member, Paul E. Freiman, to the role of Chair. Mr. Sieczkarek’s compensation for service as a non-employee director will be pro-rated to the date he was appointed as interim President and CEO.

There are no arrangements or understandings between Mr. Sieczkarek and any other persons pursuant to which he was selected as the Company’s interim President and CEO. There are also no family relationships between Mr. Sieczkarek and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e)           Pursuant to the terms of the Separation Agreement and subject to applicable law, Dr. Najafi, on behalf of himself and his heirs, family members, executors, agents and assigns, releases the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, divisions, and subsidiaries, and predecessor and successor corporations and assigns (the “Releasees”) from any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Dr. Najafi may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred prior to and including the Separation Date.

In the Separation Agreement, Dr. Najafi also agrees that: (i) he will not initiate, promote, conduct or support a proxy contest that is adverse to the Company or that challenges a slate of directors nominated by the Company’s Board through the Company’s 2016 Annual Meeting; and (ii) he will vote his shares of Company common stock in favor of the Company’s proposed reverse stock split to be voted upon at its upcoming Special Shareholder Meeting (anticipated to be held on December 11, 2015). He further agrees to support the Company’s ongoing efforts to raise capital, including, but not limited to, the execution of commercially reasonable lock-up agreements in connection with such future capital raising activities, if requested, for as long as he owns in excess of 4.9% of the Company’s outstanding securities. In addition, Dr. Najafi agrees that for a period of 12 months following the Separation Date, except for certain limited hires as are mutually agreed upon by him and the Company, he will not, directly or indirectly, solicit any of the Company’s or its affiliates’ employees to leave their employment at the Company and shall not intentionally interfere with any of the Company’s contractual relationships to cause such other person under contract with the Company to cancel or breach such contract. Finally, Dr. Najafi also agrees to assist and cooperate with respect to certain matters necessary to transition to a new CEO.

In exchange for the foregoing, the Company agrees to pay Dr. Najafi a total of $600,000, as follows: (i) on the first business day of each month beginning December 1, 2015 through November 1, 2016, the Company shall pay Dr. Najafi $10,000 in cash, for an aggregate of $120,000, less applicable withholding; and (ii) on December 31, 2016, the Company shall, at its option: (a) grant Dr. Najafi registered shares of the Company’s common stock equal to $480,000 (with the stock price used to determine the number of shares granted being the average closing price of the last five business days before the date of the grant); (b) pay the balance of $480,000 in cash; or (c) pay some combination of registered shares and cash equal to $480,000. If at any time prior to December 31, 2016 the Company has an amount in cash equal to or exceeding $10 million in a Company bank account, the Company shall pay the remaining balance owed to Dr. Najafi in cash, in either a lump sum or reasonable monthly installments to be mutually agreed upon by Dr. Najafi and the Company. In no event will such cash payments be extended beyond December 31, 2016. Dr. Najafi’s health insurance benefits will continue through the last day of November 2015. Should Dr. Najafi elect COBRA coverage, the Company will reimburse him for the cost of up to eighteen months of such coverage (through April 30, 2017). However, if Dr. Najafi obtains health insurance coverage from any other source within the eighteen month period, the Company’s obligation to reimburse Dr. Najafi for COBRA premiums shall cease as of the date of such coverage.

In addition, Dr. Najafi’s new company, Najafi Pharma, Inc. (“NPI”), will have the right to occupy the Company’s east side laboratory space (“Laboratory Space”) at no cost, beginning November 19, 2015, until the Company receives a bona fide offer from a third party to lease said space. Upon the Company’s receipt of such bona fide sublease offer, NPI will have the right of first refusal to sublease the Laboratory Space, and if NPI exercises this right, it will have the option to renew the sublease until the Company’s lease expires or the Company is no longer a leasee of the space. NPI will also be given the option to purchase the Company’s lab equipment at its current market value, based on the highest bid from equipment buyers obtained by the Company’s Chief Financial Officer on or before December 21, 2015. In exchange for the equipment, NPI will issue the Company a credit memo, with the Company retaining ownership of the equipment until it has fully utilized NPI’s credit memo to pay for laboratory services (such as services related to the Company’s intelli-Case product or stability testing and analytical support of commercial operations of Avenova) provided to the Company by NPI at commercially reasonable rates. Upon Dr. Najafi’s execution of a non-disclosure agreement, he will also be granted access to the Company’s urinary catheter blockage and encrustation (UCBE) and intelli-Case data until January 31, 2016, with such data remaining the exclusive property of the Company.

Both Dr. Najafi and the Company’s Board and executive officers have agreed to non-disparagement restrictions.

Dr. Najafi has seven days after signing the Separation Agreement to revoke it.

The foregoing description is qualified in its entirety by reference to the actual Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Separation Agreement, dated November 18, 2015
99.1	Press Release, dated November 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated: November 19, 2015